        As filed with the Securities and Exchange Commission on January 30, 2001
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ----------------------
                                 RESONATE INC.
            (Exact name of Registrant as specified in its charter)
                           ----------------------

           Delaware                              7372                        94-3228496
(State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification Number)
                                        385 Moffett Park Drive
                                     Sunnyvale, California 94089

  (Address, including zip code, of Registrant's principal executive offices)
                           ----------------------
                                2000 Stock Plan
                       2000 Employee Stock Purchase Plan
                           (Full title of the Plans)
                           ----------------------
                               Kenneth Schroeder
                     President and Chief Executive Officer
                                 Resonate Inc.
                            385 Moffett Park Drive
                          Sunnyvale, California 94089
                                (408) 548-5500
(Name, address, and telephone number, including area code, of agent for service)
                           ----------------------
                                  Copies to:
                             Aaron J. Alter, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493 -9300
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       Proposed               Proposed
                                                    Amount             Maximum                 Maximum               Amount of
           Title of Securities to                    to be           Offering Price           Aggregate             Registration
               be Registered                     Registered (1)      Per Share (2)         Offering Price (2)          Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
2000 Stock Plan.............................   1,370,105  shares     $5.40625              $ 7,407,130.16          $1,852
------------------------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan...........     685,052  shares     $5.40625              $ 3,703,562.38          $  926
------------------------------------------------------------------------------------------------------------------------------------
Total.......................................   2,055,157  shares                           $11,110,692.54          $2,778
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) The Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to $5.40625 per share, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on January 26, 2001.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 2,055,157 additional shares of Common Stock that may be issued under the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan (collectively "the Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-43266, dated August 8, 2000, relating to the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8. Exhibits

        Exhibit
        Number                         Document
        ------- ----------------------------------------------------------------
          4.1*  Specimen Common Stock Certificate.
          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.
         10.1*  Registrant's 2000 Stock Plan.
         10.2*  Registrant's 2000 Employee Stock Purchase Plan.
         23.1   Consent of Independent Accountants.
         23.2   Consent of Counsel (contained in Exhibit 5.1).
         24.1   Power of Attorney (see page II-2).


        _____________________
        (*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730) declared effective by the Securities and Exchange Commission on August 2, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Resonate Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on January 30, 2001.

                                   Resonate Inc.

                                   By: /s/ Kenneth Schroeder
                                       ---------------------
                                       Kenneth Schroeder
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Schroeder and Robert C. Hausmann and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                                  Date
-----------------------------------      -----------------------------------------   ---------------------
  /s/ Kenneth Schroder                   President, Chief Executive Officer and        January 30, 2001
-----------------------------------      Director (Principal Executive Officer)
  Kenneth Schroeder

  /s/ Robert C. Hausmann                 Chief Financial Officer (Principal            January 30, 2001
-----------------------------------      Financial and Accounting Officer)
  Robert C. Hausmann
                                         Chairman of the Board
-----------------------------------
  Gordon A. Campbell

  /s/ Christopher C. Marino              Director                                      January 30, 2001
-----------------------------------
  Christopher C. Marino

  /s/ I. Robert Greene                   Director                                      January 30, 2001
-----------------------------------
  I. Robert Greene

  /s/ Robert J. Finocchio, Jr.           Director                                      January 30, 2001
-----------------------------------
  Robert J. Finocchio, Jr.

  /s/ Russell Siegelman                  Director                                      January 30, 2001
-----------------------------------
  Russell Siegelman

  /s/ John S. McFarlane                  Director                                      January 30, 2001
-----------------------------------
  John S. McFarlane

                               INDEX TO EXHIBITS


  Exhibit
   Number                          Document
------------   ----------------------------------------------------------------
     4.1*      Specimen Common Stock Certificate.
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.
    10.1*      Registrant's 2000 Stock Plan.
    10.2*      Registrant's 2000 Employee Stock Purchase Plan.
    23.1       Consent of Independent Accountants.
    23.2       Consent of Counsel (contained in Exhibit 5.1).
    24.1       Power of Attorney (see page II-4).

___________________

(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730) declared effective by the Securities and Exchange Commission on August 2, 2000.